Exhibit 99.1

Healthcare Triangle Announces Approximately $3.959 Million Registered Direct Financing of Common Stock
Priced At-The-Market Under Nasdaq Rules

PLEASANTON, Calif., February 26, 2026 (PR NEWSWIRE) — Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the “Company”), a leader in digital transformation solutions for healthcare and life sciences, today announced today that it has entered into definitive agreements for the purchase and sale of 681,553 shares of common stock (or prefunded warrants in lieu thereof), par value $0.00001 per share, at a purchase price of $5.81 per share in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about February 27, 2026, subject to the satisfaction of customary closing conditions.

D. Boral Capital, LLC is acting as sole placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $3.959 million, before deducting placement agent fees and other offering expenses payable by the Company.

The securities described above is being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276382) previously filed with the U.S. Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC on January 31, 2024. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement describing the terms of the proposed registered direct offering and accompanying prospectus will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at https://www.sec.gov or by contacting D. Boral Capital, LLC, via email at dbccapitalmarkets@dboralcapital.com, by calling +1 (212) 970-5150, or by standard mail at D. Boral Capital LLC, 590 Madison Ave 39th floor, New York, NY 10022

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Healthcare Triangle

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare organizations including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, and clinical & business performance optimization.

Forward-Looking Statements and Safe Harbor Notice:

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investors:

1-800-617-9550

ir@healthcaretriangle.com